EXHIBIT 10.5

1187 Brimley Road Toronto, Ontario Canada M1P 3G5 Tel: (416) 271-9695 Fax: (604) 408-5177 info@soundrevolution.net	Penny Green CFO Direct: (604) 728-2522

February 28, 2008

Garry Newman
16 Wrenwood Court
Unionville, ON
Canada L3R 6H6

Dear Garry,

Re: Compensation Agreement

This is a Compensation Agreement made between you (the "Director”), Sound Revolution Inc. (the "Company”) and Charity Tunes Inc. (“Charity Tunes”).

WHEREAS:

A.	The Director and the Company entered into a Director Agreement on October 22, 2006, as amended by a Stock Compensation Agreement dated July 16, 2007, whereby the Director agreed to provide services to the Company in exchange for monthly compensation of US$1,000 in cash and US$1,000 in shares of the Company’s common stock, and quarterly compensation of options to purchase 50,000 shares of the Company’s common stock; and

B.	As of February 27, 2008 the Company owed the Director cash, shares of the Company’s common stock, and options to purchase shares of the Company’s common stock.

THE PARTIES AGREE THAT:

1.	As of February 28, 2008 the Director shall forgive any and all outstanding compensation owed to the Director by the Company and its subsidiaries, including rights to shares of the Company’s common stock and rights to options to purchase shares of the Company’s common stock.

2.	The Director shall cancel any and all unexercised options owned by him to purchase shares of the Company’s common stock as of February 28, 2008.

3.	The Company shall pay the Director US$2,000 for the Director’s services from March 1, 2008 to March 31, 2008.

3.	The Director shall resign as a director of the Company effective April 1, 2008.

4.	Charity Tunes shall appoint the Director to its Board of Directors effective April 1, 2008.

5.	This agreement may be executed by fax and in counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

Yours Truly,

SOUND REVOLUTION INC.

Per:  /s/Penny Green
        Penny Green, CFO

ACCEPTED BY:

GARRY NEWMAN

 /s/ Garry Newman

CHARITY TUNES INC.

Per: /s/ Penny Green
        Penny Green, President